Exhibit 10(iii)

Kevin A. Lobo

Chair and CEO
2825 Airview Boulevard
Kalamazoo MI 49002 USA
P 269 389 7353
www.stryker.com

Personal and confidential

February 2, 2022

First Name Last Name

Dear First Name:

I am pleased to inform you that as an SLT member, you are receiving a performance stock units (PSUs) award in 2022. We use these awards to reward performers who we believe will be key contributors to our growth well into the future. The total Award Date Value (ADV) of your award is approximately USD $xx,xxx.

We are awarding you xxx PSUs. The number of PSUs actually earned will be dependent upon Stryker’s financial performance during the three-year period ending December 31, 2024. Refer to the Terms and Conditions accompanying the 2022 PSUs award for specific criteria associated with vesting in such award. In order to earn any of the PSUs, you must be continuously employed with Stryker through the vesting date of March 21, 2025 except as otherwise provided in the Terms and Conditions.

You must “Accept” the award online via the UBS One Source web site located at www.ubs.com/onesource/SYK between March 1 and March 31, 2022. The detailed terms of the PSUs are in the Terms and Conditions, any applicable country addendum and the provisions of the Company's 2011 Long-Term Incentive Plan. Those documents, together with the related Prospectus, are available on the UBS One Source web site, and you should read them before accepting the award. In addition, you may be asked to sign the most recent version of Stryker’s Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement (“Non-Compete Agreement”) in connection with the award. If you are asked to sign the Non-Compete Agreement, it will be emailed to you and you will be asked to sign the document electronically via Adobe Sign by March 31, 2022. The vesting of the PSUs is conditioned on you having signed the Non-Compete Agreement by March 31, 2022, where permitted by applicable law.

Thank you for your efforts in helping us deliver strong results. With your help, I look forward to our continued business growth and success.

Sincerely,
Kevin A. Lobo
Chair and CEO

Exhibit 10(iii)
STRYKER CORPORATION

TERMS AND CONDITIONS
RELATING TO PERFORMANCE STOCK UNITS GRANTED
PURSUANT TO THE 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND
RESTATED

1.    The Performance Stock Units with respect to Common Stock of Stryker Corporation (the “Company”) granted to you during 2022 (the “PSUs”) are subject to these Terms and Conditions Relating to Performance Stock Units Granted Pursuant to the 2011 Long-Term Incentive Plan, as Amended and Restated (the “Terms and Conditions”) and all of the terms and conditions of the Stryker Corporation 2011 Long-Term Incentive Plan, as Amended and Restated (the “2011 Plan”), which is incorporated herein by reference. In the case of a conflict between these Terms and Conditions and the terms of the 2011 Plan, the provisions of the 2011 Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the 2011 Plan. For purposes of these Terms and Conditions, “Employer” means the Company or any Subsidiary that employs you on the applicable date, and "Stock Plan Administrator" means UBS Financial Services Inc. (or any other independent service provider engaged by the Company to assist with the implementation, operation and administration of the 2011 Plan).

2.    Vesting. Except as provided in Section 8(a), the vesting of your PSUs is dependent upon your remaining continuously employed with your Employer through March 21, 2025 (the “Vesting Date”) as well as upon the Company’s financial performance during the three-year period ending December 31, 2024 (the “Performance Period”). Specifically, the vesting of any of the PSUs is dependent upon attainment of the Threshold Performance Target as set forth in Section 3. If the Threshold Performance Target is attained, then the vesting of 50% of the PSUs (the “EPS PSUs”) is dependent on Adjusted EPS Growth as set forth in Section 4, and vesting of the remaining 50% of the PSUs (the “Sales Growth PSUs”) is dependent on the Sales Growth Percentile Ranking as set forth in Section 5. The actual number of your PSUs that become vested, if any, shall be determined based on exercise of negative discretion by the Committee in accordance with Sections 4, 5 and 6 below.

3.     Threshold Performance Target. If the Company’s Adjusted EPS Growth as of the last day of the Performance Period is less than 3.0%, none of your PSUs shall become vested and all of your PSUs shall be forfeited as of the last day of the Performance Period. If the Company’s Adjusted EPS Growth as of the last day of the Performance Period is 3.0% or greater (the “Threshold Performance Target”) and, except as provided in Section 8(a), you remain in the continuous employment of Stryker through the Vesting Date, you shall become eligible to vest in up to 200% of your PSUs, although the actual number of your PSUs that become vested shall be determined based on exercise of negative discretion by the Committee in accordance with Sections 4, 5 and 6 below.

4.    Adjusted EPS Growth.

(a)    If the Threshold Performance Target is attained and, except as provided in Section 8(a), you have remained in the continuous employment of Stryker through the Vesting Date, then subject to Section 6 you shall become vested in the percentage of the EPS PSUs determined based on the Company’s Adjusted EPS Growth using the table below, applying straight line interpolation rounded down to the nearest whole number of EPS PSUs for Adjusted EPS Growth resulting in vested EPS PSUs between 50% and 100% or between 100% and 200%.

	< Minimum	Minimum	Target	Maximum
Adjusted EPS Growth	Less than 6.0%	6.0%	9.0%	12% or more
Vested Percent of EPS PSUs	0%	50%	100%	200%

Any EPS PSUs that do not become vested in accordance with the foregoing shall be forfeited.

Exhibit 10(iii)

(b)    As soon as administratively practicable following the Vesting Date (but in no event later than December 31, 2025), the Company shall issue you the Shares underlying the vested EPS PSUs.

(c)    For purposes of these Terms and Conditions:
(i)    “Adjusted EPS” for a calendar year shall mean the Company’s diluted net earnings per share for such year as determined under U.S. generally accepted accounting principles (“GAAP”) but subject to such adjustments, if any, for non-GAAP financial measures that are reflected in a reconciliation to the GAAP financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
(ii)    “Adjusted EPS Growth” shall mean the sum of the Annual Percentage Change in Adjusted EPS for the three (3) calendar years in the Performance Period divided by three (3).
(iii)    “Annual Percentage Change in Adjusted EPS” for calendar year shall mean the amount by which the Adjusted EPS for such calendar year has increased or decreased relative to the immediately preceding calendar year, expressed as a positive or negative percentage (depending on whether Adjusted EPS increased or decreased) of the Adjusted EPS for such preceding calendar year.
(d)    Notwithstanding anything to the contrary herein, the Committee shall have discretion to make such adjustments to the foregoing metrics as it deems appropriate to reflect the impact of corporate transactions, accounting or tax law changes or extraordinary, unusual, nonrecurring or infrequent items; provided, however, that for purposes of calculating the Threshold Performance Target in Section 3, in no case shall such adjustments have the net aggregate effect of increasing Adjusted EPS Growth.

5.    Sales Growth Percentile Ranking.

(a)    If the Threshold Performance Target is attained and, except as provided in Section 8(a), you have remained in the continuous employment of Stryker through the Vesting Date, then subject to Section 6 you shall become vested in the percentage of the Sales Growth PSUs based upon the Company’s Sales Growth Percentile Ranking, as determined using the table below, applying straight line interpolation rounded down to the nearest whole number of Sales Growth PSUs for Sales Growth Percentile Ranking resulting in vested Sales Growth PSUs between 50% and 100% or between 100% and 200%.

Sales Growth Percentile Ranking	Below 33rd	33rd	50th	75th and Above
Vested Percent of Sales Growth PSUs	0%	50%	100%	200%

Any Sales Growth PSUs that do not become vested in accordance with the foregoing shall be forfeited, and if the Company’s Average Sales Growth in the Performance Period is equal to or less than zero, all of the Sales Growth PSUs shall be forfeited (irrespective of the Sales Growth Percentile Ranking).

(b)    As soon as administratively practicable following the Vesting Date (but in no event later than December 31, 2025), the Company shall issue you the Shares underlying the vested Sales Growth PSUs.

Exhibit 10(iii)
(c)    For purposes of these Terms and Conditions and subject to Section 5(d) below:
(i)    “Average Sales Growth” shall mean, for the Company and each company in the Comparison Group, the sum of the Sales Growth for each Reporting Period ending within the Performance Period divided by three;
(ii)    “Comparison Group” shall mean:
▪Abbott Laboratories
▪Agilent Technologies, Inc.
▪Baxter International Inc.
▪Becton, Dickinson and Company
▪Boston Scientific Corporation
▪Cerner Corporation
▪Danaher Corporation
▪Fresenius Medical Care AG & Co. KGaA
▪General Electric Company (Healthcare)
▪Johnson & Johnson (Medical Devices)
▪Laboratory Corporation of America Holdings
▪Medtronic plc
▪Quest Diagnostics Incorporated
▪Royal Philips (combined segments of Diagnosis & Treatment and Connected Care)
▪Siemens Healthineers AG
▪Smith & Nephew plc
▪Thermo Fisher Scientific Inc.
▪3M Company (Healthcare)
▪Zimmer Biomet Holdings, Inc.

For purposes of the foregoing, any company for which Sales Growth cannot be calculated for three full annual Reporting Periods ending within the Performance Period shall be excluded.
(iii)    “Net Sales” shall mean, for the Company and each company in the Comparison Group, net sales as publicly reported for the applicable Reporting Period.
(iv)    “Reporting Period” shall mean a calendar year in the case of the Company and each company in the Comparison Group that reports on a calendar year basis, and in the case of any other company in the Comparison Group, the four fiscal quarters that include the last fiscal quarter ending prior to December 31 for which such company has publicly reported prior to the following February 28.
(v)    “Sales Growth” for a Reporting Period shall mean the amount by which Net Sales has increased or decreased relative to the immediately preceding Reporting Period, expressed as a positive or negative percentage (depending on whether Net Sales increased or decreased) of the Net Sales for such preceding Reporting Period.
(vi)    “Sales Growth Percentile Ranking” shall mean the percentile ranking of the Company’s Average Sales Growth relative to the Average Sales Growth for each company in the Comparison Group, rounded to the whole nearest percentile. For this purpose, the percentile ranking shall be calculated as 1 – (Rank-1)/(Total of the Comparison Group plus the Company-1). For example, if the Company ranked 5th out of 20 companies including itself, the percentile rank would be calculated as 1 – (5-1)/(20-1) or 1 – (4/19) or 1-0.21 or the 79th percentile.
(d)    The Committee may make such revisions and adjustments to each of the items set forth in Sections 5(c)(i)-(vi) as it may determine necessary and appropriate in its discretion.

6.     Discretion of the Committee. Notwithstanding anything in these Terms or Conditions or the 2011 Plan to the contrary, provided that the Threshold Performance Target has been attained, the Committee shall have the power and authority, in its sole and absolute exercise of negative discretion,

Exhibit 10(iii)
to reduce or increase the vested PSUs such that the actual earned PSUs will be greater than or less than the vested PSUs, which increase or reduction may be made by taking into account any criteria the Committee deems appropriate; provided further that notwithstanding anything in these Terms or Conditions to the contrary you shall not become vested in more than 200% of your PSUs.

7.    Dividend Equivalents. In connection with your PSUs, you shall be entitled to receive all of the cash dividends for which the record date occurs during the period between the commencement of the Performance Period and the Vesting Date with respect to each Share underlying your vested PSUs (“Dividend Equivalents”). Dividend Equivalents shall be converted into their equivalent number of additional PSUs rounded down to the nearest whole number of PSUs based on the Fair Market Value of a Share on the Vesting Date, provided, that the maximum number of additional PSUs you may receive upon such conversion shall be equal to 200% of your originally granted PSUs. Such additional PSUs shall be subject to the terms and conditions applicable to the PSUs to which the Dividend Equivalents relate, including, without limitation, the vesting, forfeiture, and payment form and timing provisions contained herein.

8.    In the event you cease to remain in the continuous employment of the Company or a Subsidiary for the entire period commencing on the grant date and ending on the applicable Vesting Date, your right to receive the Shares issuable pursuant to the PSUs shall be only as follows:

(a)    If you cease to be an Employee prior to the Vesting Date by reason of Disability (as such term is defined in the 2011 Plan), death or Retirement (as such term is defined in the 2011 Plan), you or your estate will become vested on the Vesting Date in a pro-rata portion (determined by dividing (a) the number of days during the Performance Period in which you were an Employee by (b) the total number of days during the Performance Period) of your PSUs based upon the Company’s Adjusted EPS Growth and Sales Growth Percentile Ranking for the Performance Period as determined pursuant to Sections 3, 4 and 5 of these Terms and Conditions. Any pro rata portion shall be rounded down to the nearest whole number of PSUs. You, your legal representative or your estate will receive all of the underlying Shares attributable to the vested PSUs as soon as administratively practicable following (and in no event more than ninety (90) days after) the Vesting Date.

(b)    If you cease to be an Employee for any reason other than those provided in (a) above and your Termination Date is prior to the Vesting Date, you shall immediately forfeit all PSUs granted hereunder effective as of your Termination Date. If you are a resident of or employed in the United States, “Termination Date” shall mean the effective date of termination of your employment with your Employer. If you are resident or employed outside of the United States, “Termination Date” shall mean the earliest of (i) the date on which notice of termination is provided to you, (ii) the last day of your active service with your Employer, or (iii) the last day on which you are an Employee of your Employer, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.

9.    Notwithstanding the foregoing, the Company may, in its sole discretion, settle the PSUs (and any Dividend Equivalents) in the form of: (i) a cash payment to the extent settlement in Shares (1) is prohibited under local law, (2) would require you, the Company and/or your Employer to obtain the approval of any governmental and/or regulatory body in your country of residence (and country of employment, if different), or (3) is administratively burdensome; or (ii) Shares, but require you to immediately sell such Shares (in which case, the Company shall have the authority to issue sales instructions in relation to such Shares on your behalf).

10.    The number of Shares subject to the PSUs shall be subject to adjustment and the vesting dates hereof may be accelerated as follows:

(a)    In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore

Exhibit 10(iii)
subject to the PSUs the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled. The other terms of the PSUs shall also be appropriately amended as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Shares shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the PSUs, such adjustment shall be made in accordance with such determination.

(b)    Fractional Shares resulting from any adjustment in the PSUs may be settled in cash or otherwise as the Committee shall determine, in its sole discretion. Notice of any adjustment will be given to you and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereof.

(c)    The Committee shall have the power to amend the PSUs to permit the immediate vesting of the PSUs (and to terminate any unvested PSUs) and the distribution of the underlying Shares prior to the effectiveness of (i) any disposition of substantially all of the assets of the Company or your Employer, (ii) the shutdown, discontinuance of operations or dissolution of the Company or your Employer, or (iii) the merger or consolidation of the Company or your Employer with or into any other unrelated corporation.

11.    If you are resident or employed outside of the United States, you agree, as a condition of the grant of the PSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the 2011 Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the Shares acquired pursuant to the PSUs) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).

12.    If you are resident and/or employed in a country that is a member of the European Union, the grant of the PSUs and these Terms and Conditions are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of these Terms and Conditions are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

13.    Regardless of any action the Company and/or your Employer take with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including the grant of the PSUs, the vesting of the PSUs, the subsequent sale of any Shares acquired pursuant to the PSUs and the receipt of any dividends or dividend equivalents and (ii) do not commit to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country between the grant date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.

Prior to any taxable event, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a number of whole

Exhibit 10(iii)
Shares that have an aggregate Fair Market Value that the Company, taking into account local requirements and administrative issues, determines in its sole discretion is appropriate to cover withholding for Tax-Related Items with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. In cases where the Fair Market Value of the number of whole Shares withheld is greater than the amount required to be paid to the relevant government authorities with respect to withholding for Tax-Related Items, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. In the event that withholding in Shares is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Company or your Employer, your Employer shall withhold the Tax-Related Items required to be withheld with respect to the Shares in cash from your regular salary and/or wages or other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of Shares or through your regular salary and/or wages or any other amounts payable to you by your Employer, no Shares will be issued to you (or your estate) unless and until satisfactory arrangements (as determined by the Board of Directors) have been made by you with respect to the payment of any Tax-Related Items that the Company or your Employer determines, in its sole discretion, should be withheld or collected with respect to such PSUs. By accepting these PSUs, you expressly consent to the withholding of Shares and/or withholding from your regular salary and/or wages or other amounts payable to you as provided for hereunder. All other Tax-Related Items related to the PSUs and any Shares delivered in payment thereof are your sole responsibility.

14.    The PSUs are intended to be exempt from the requirements of Code Section 409A. The 2011 Plan and these Terms and Conditions shall be administered and interpreted in a manner consistent with this intent. If the Company determines that these Terms and Conditions are subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without your consent, amend these Terms and Conditions to cause them to comply with Code Section 409A or be exempt from Code Section 409A.

15.    If you were required to sign the “Stryker Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement” or a similar agreement in order to receive the PSUs or have previously signed such an agreement and you breach any non-competition, non-solicitation or non-disclosure provision or provision as to ownership of inventions contained therein at any time while employed by the Company or a Subsidiary, or during the one-year period following termination of employment, any unvested PSUs shall be rescinded and you shall return to the Company all Shares that were acquired upon vesting of the PSUs that you have not disposed of. Further, you shall pay to the Company an amount equal to the profit realized by you (if any) on all Shares that were acquired upon vesting of the PSUs that you have disposed of. For purposes of the preceding sentence, the profit shall be the Fair Market Value of the Shares at the time of disposition.

16.    The PSUs shall be transferable only by will or the laws of descent and distribution. If you shall purport to make any transfer of the PSUs, except as aforesaid, the PSUs and all rights thereunder shall terminate immediately.

17.    The PSUs shall not be vested in whole or in part, and the Company shall not be obligated to issue any Shares subject to the PSUs, if such issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 or any other U.S. federal, state or non-U.S. statute having similar requirements as it may be in effect at the time. The PSUs are subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to the PSUs under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of Shares pursuant to the PSUs, the PSUs may not be vested in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

18.    The grant of the PSUs shall not confer upon you any right to continue in the employ of your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a shareholder of the Company with respect to any Shares issuable upon the vesting of the PSUs until the date of issuance of such Shares.

Exhibit 10(iii)

19.     You acknowledge and agree that the 2011 Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the PSUs under the 2011 Plan is a one-time benefit and does not create any contractual or other right to receive a grant of PSUs or any other award under the 2011 Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and the vesting provisions. Any amendment, modification or termination of the 2011 Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.

20.    Your participation in the 2011 Plan is voluntary. The value of the PSUs and any other awards granted under the 2011 Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the 2011 Plan, including the grant of the PSUs, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

21.    These Terms and Conditions shall bind and inure to the benefit of the Company, its successors and assigns and you and your estate in the event of your death.

22.    The Company is located at 2825 Airview Boulevard Kalamazoo, Michigan 49002, U.S.A. and grants PSUs under the 2011 Plan to employees of the Company and Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the PSUs under the 2011 Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the PSUs, you expressly and explicitly consent to the Personal Data Activities as described herein.

(a)The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all PSUs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the PSUs under the Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the 2011 Plan. The Company’s legal basis for the collection, processing and usage of your personal data is your consent.

(b)The Company transfers your personal data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2011 Plan.

(c)The Company and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data to the United States is your consent.

(d)Your participation in the 2011 Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you may be unable to participate in the 2011 Plan. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the 2011 Plan.

You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company

Exhibit 10(iii)
processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country or residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

23.    The grant of the PSUs is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing(s) with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise you on whether you should acquire Shares under the 2011 Plan or provide you with any legal, tax or financial advice with respect to the grant of the PSUs. The acquisition of Shares involves certain risks, and you should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the 2011 Plan or the disposition of them. Further, you should carefully review all of the materials related to the PSUs and the 2011 Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.

24.    All questions concerning the construction, validity and interpretation of the PSUs and the 2011 Plan shall be governed and construed according to the laws of the state of Michigan, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the PSUs or the 2011 Plan shall be brought only in the state or federal courts of the state of Michigan.

25.    The Company may, in its sole discretion, decide to deliver any documents related to the PSUs or other awards granted to you under the 2011 Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the 2011 Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

26.    The invalidity or unenforceability of any provision of the 2011 Plan or these Terms and Conditions shall not affect the validity or enforceability of any other provision of the 2011 Plan or these Terms and Conditions.

27.    If you are resident outside of the United States, you acknowledge and agree that it is your express intent that these Terms and Conditions, the 2011 Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the PSUs be drawn up in English. If you have received these Terms and Conditions, the 2011 Plan or any other documents related to the PSUs translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.

28.    You acknowledge that, depending on your or your broker's country of residence or where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., PSUs) or rights linked to the value of Shares during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in your country of employment (and country of residence, if different).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information.  Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Third parties include fellow employees.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  You acknowledge that it is your responsibility to comply with any restrictions and are advised to speak to your personal advisor on this matter.

29.    Notwithstanding any provisions of these Terms and Conditions to the contrary, the PSUs shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) set forth in an addendum to these Terms and Conditions (an “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in an

Exhibit 10(iii)
Addendum to these Terms and Conditions at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.

30.    The Company reserves the right to impose other requirements on the PSUs, any Shares acquired pursuant to the PSUs and your participation in the 2011 Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

31.    This Section 31 applies only to those persons whom the Company’s Recoupment Policy applies (the corporate officers elected by the Company’s Board of Directors other than Assistant Controllers, Assistant Secretaries and Assistant Treasurers). Notwithstanding any other provision of these Terms and Conditions to the contrary, you acknowledge and agree that your PSUs, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Recoupment Policy as in effect on the date of grant (a copy of which has been furnished to you) and as the Recoupment Policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to such PSUs and Shares. You agree and consent to the Company’s application, implementation and enforcement of (a) the Recoupment Policy and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agree that the Company may take such actions as are necessary to effectuate the Recoupment Policy (as applicable to you) or applicable law without further consent or action being required by you. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold your Shares and other amounts acquired under the 2011 Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. In the case of a conflict between these Terms and Conditions and the Recoupment Policy, the terms of the Recoupment Policy shall prevail.

32.    By accepting the grant of the PSUs, you acknowledge that you have read these Terms and Conditions, the Addendum to these Terms and Conditions (as applicable) and the 2011 Plan and specifically accept and agree to the provisions therein.

***********************

Exhibit 10(iii)
STRYKER CORPORATION

ADDENDUM TO
TERMS AND CONDITIONS
RELATING TO PERFORMANCE STOCK UNITS GRANTED
PURSUANT TO THE 2011 PLAN, AS AMENDED AND RESTATED

In addition to the terms of the 2011 Plan and the Terms and Conditions, the PSUs are subject to the following additional terms and conditions (the “Addendum”). All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the 2011 Plan and the Terms and Conditions. Pursuant to Section 29 of the Terms and Conditions, if you transfer your residence and/or employment to another country reflected in an Addendum at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).

Data Privacy Information: European Union (“EU”) / European Economic Area (“EEA”) / Switzerland and the United Kingdom*

*The below information is for data privacy purposes only and you should determine whether any other special terms and conditions apply to your awards in these jurisdictions.
1.    Data Privacy. If you reside and/or you are employed in the EU / EEA, Switzerland or the United Kingdom the following provision replaces Section 22 of the Terms and Conditions:

The Company is located at 2825 Airview Boulevard Kalamazoo, Michigan 49002, U.S.A. and grants PSUs under the 2011 Plan to employees of the Company and its Subsidiaries in its sole discretion. You should review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personally-identifiable information about you for the legitimate interest of implementing, administering and managing the 2011 Plan and generally administering equity awards; specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all options or any other awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the PSUs under the 2011 Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the 2011 Plan. The Company’s collection, processing, use and transfer of your personal data is necessary for the performance of the Company’s contractual obligations under the Plan and pursuant to the Company’s legitimate interest of managing and generally administering employee equity awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the 2011 Plan. As such, by participating in the 2011 Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.

(b)Stock Plan Administration Service Provider. The Company transfers participant data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2011 Plan.

(c)International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Company can only meet its contractual obligations to you if your

Exhibit 10(iii)
personal data is transferred to the United States. The Company’s legal basis for the transfer of your personal data to the United States is to satisfy its contractual obligations to you and/or its use of the standard data protection clauses adopted by the EU Commission.

(d)Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the 2011 Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs your personal data, the Company will remove it from its systems. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)Data Subject Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company’s Human Resources Department.

ARGENTINA

1.    Securities Law Information. Neither the grant of the PSUs, nor the issuance of Shares subject to the PSUs, constitutes a public offering in Argentina. The grant of PSUs pursuant to the 2011 Plan is a private placement and not subject to any filing or disclosure requirements in Argentina.

AUSTRALIA

1.    PSUs Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of the Australia, the grant of the PSUs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.

The Australian Offer document can be accessed here [UBS INSERT LINK HERE]

AUSTRIA

No country specific provisions.

BELGIUM

No country specific provisions.

BRAZIL

1.     Labor Law Acknowledgment. By accepting the PSUs, you acknowledge and agree, for all legal purposes, that (a) the benefits provided under the Terms and Conditions and the 2011 Plan are the result of commercial transactions unrelated to your employment; (b) the Terms and Conditions and the 2011 Plan are not a part of the terms and conditions of your employment; and (c) the income from the PSUs, if any, is not part of your remuneration from employment.

2.    Compliance with Law. By accepting the PSUs, you acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the PSUs, the issuance and/or sale of Shares acquired under the 2011 Plan and the receipt of any dividends.

Exhibit 10(iii)
CANADA

1.    Settlement in Shares. Notwithstanding anything to the contrary in the Terms and Conditions or the 2011 Plan, the PSUs shall be settled only in Shares (and may not be settled in cash).

2.    Termination of Employment. The following supplements Section 8(b) of the Terms and Conditions as well as any other section required to give effect to the same:
In the event of your termination of employment for any reason (other than by reason of death, Disability or Retirement), either by you or by the Employer, with or without cause, your rights to vest or to continue to vest in the PSUs and receive Shares under the 2011 Plan, if any, will terminate as of the actual Termination Date. For this purpose, the “Termination Date” shall mean the last day on which you are actively employed by the Employer, and shall not include or be extended by any period following such day during which you are in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, your right to vest in the PSUs under the 2011 Plan, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting.
3.    Use of English Language.  If you are a resident of Quebec, by accepting your PSUs, you acknowledge and agree that it is your wish that the Terms and Conditions, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to your PSUs, either directly or indirectly, be drawn up in English.

Langue anglaise. En acceptant l'allocation de vos PSUs, vous reconnaissez et acceptez avoir souhaité que le Termes et Conditions, le présent avenant, ainsi que tous autres documents exécutés, avis donnés et procédures judiciaires intentées, relatifs, directement ou indirectement, à l'allocation de vos PSUs, soient rédigés en anglais.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

CHILE

1.    Private Placement. The following provision shall replace Section 23 of the Terms and Conditions:

The grant of the PSUs hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)The starting date of the offer will be the grant date, and this offer conforms to General Ruling no. 336 of the Chilean Commission for the Financial Markets (“CMF”);
b)The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the CMF, and therefore such securities are not subject to its oversight;

Exhibit 10(iii)
c)The Company, as the issuer, is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the CMF; and
d)The Shares, as foreign securities, shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)La fecha de inicio de la oferta será el de la fecha de otorgamiento y esta oferta se acoge a la norma de Carácter General n° 336 de la Comisión para el Mercado Financiero Chilena (“CMF”);
b)La oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta;
c)Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en chile información pública respecto de esos valores; y
d)Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

CHINA

1.    PSUs Conditioned on Satisfaction of Regulatory Obligations. If you are a People’s Republic of China (“PRC”) national, the grant of the PSUs is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange to permit the operation of the 2011 Plan and the participation of PRC nationals employed by your Employer, as determined by the Company in its sole discretion.

2.    Sale of Shares. Notwithstanding anything to the contrary in the 2011 Plan, upon any termination of employment with your Employer, you shall be required to sell all Shares acquired under the 2011 Plan within such time period as may be established by the PRC State Administration of Foreign Exchange.

3.     Exchange Control Restrictions. You acknowledge and agree that you will be required immediately to repatriate to the PRC the proceeds from the sale of any Shares acquired under the 2011 Plan, as well as any other cash amounts attributable to the Shares acquired under the 2011 Plan (collectively, “Cash Proceeds”). Further, you acknowledge and agree that the repatriation of the Cash Proceeds must be effected through a special bank account established by your Employer, the Company or one of its Subsidiaries, and you hereby consent and agree that the Cash Proceeds may be transferred to such account by the Company on your behalf prior to being delivered to you. The Cash Proceeds may be paid to you in U.S. dollars or local currency at the Company’s discretion. If the Cash Proceeds are paid to you in U.S. dollars, you understand that a U.S. dollar bank account must be established and maintained in China so that the proceeds may be deposited into such account. Additionally, if the Company changes its Stock Plan Administrator, you acknowledge and agree that the Company may transfer any Shares issued under the 2011 Plan to the new designated Stock Plan Administrator if necessary for legal or administrative reasons. You agree to sign any documentation necessary to facilitate the transfer. If the Cash Proceeds are paid to you in local currency, you acknowledge and agree that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the Cash Proceeds to local currency due to exchange control restrictions. You agree to bear any currency fluctuation risk between the time the Shares are sold and the Cash Proceeds are converted into local currency and distributed to you. You further agree to comply with any other requirements that may be imposed by your Employer, the Company and its Subsidiaries in the future in order to facilitate compliance with exchange control requirements in the PRC.

COLOMBIA

1.    Nature of Grant. In addition to the provisions of Section 20 of the Terms and Conditions you acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the 2011 Plan and related benefits do not constitute a component of your “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits,

Exhibit 10(iii)
vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
2.    Securities Law Information. The Shares subject to the PSUs are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.

COSTA RICA

No country specific provisions.

DENMARK

1.    Treatment of PSUs upon Termination of Employment. Notwithstanding any provision in the Terms and Conditions or the 2011 Plan to the contrary, unless you are a member of registered management who is not considered a salaried employee, the treatment of the PSUs upon a termination of employment which is not a result of death shall be governed by Sections 4 and 5 of the Danish Act on Stock Option in Employment Relations. However, if the provisions in the Terms and Conditions or the Plan governing the treatment of the PSUs upon a termination of employment are more favorable, then the provisions of the Terms and Conditions or the 2011 Plan will govern.

FINLAND

1.    Withholding of Tax-Related Items. Notwithstanding anything in Section 13 of the Terms and Conditions to the contrary, if you are a local national of Finland, any Tax-Related Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash or such other withholding methods as may be permitted under the 2011 Plan and allowed under local law.

FRANCE

1.    Use of English Language.  By accepting your PSUs, you acknowledge and agree that it is your wish that the Terms and Conditions, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to your PSUs, either directly or indirectly, be drawn up in English.

Langue anglaise. En acceptant l'allocation de vos PSUs, vous reconnaissez et acceptez avoir souhaité que le Termes et Conditions, le présent avenant, ainsi que tous autres documents exécutés, avis donnés et procédures judiciaires intentées, relatifs, directement ou indirectement, à l'allocation de vos PSUs, soient rédigés en anglais.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

GERMANY

No country specific provisions.

Exhibit 10(iii)

HONG KONG

1.    Importance Notice. Warning: The contents of the Terms and Conditions, this Addendum, the 2011 Plan, and all other materials pertaining to the PSUs and/or the 2011 Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.

2.    Lapse of Restrictions. If, for any reason, Shares are issued to you within six (6) months of the grant date, you agree that you will not sell or otherwise dispose of any such Shares prior to the six-month anniversary of the grant date.

3.    Settlement in Shares. Notwithstanding anything to the contrary in this Addendum, the Terms and Conditions or the 2011 Plan, the PSUs shall be settled only in Shares (and may not be settled in cash).

4.    Nature of the Plan. The Company specifically intends that the 2011 Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the 2011 Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the PSUs shall be null and void.

INDIA

1.    Repatriation Requirements. You expressly agree to repatriate all sale proceeds and dividends attributable to Shares acquired under the 2011 Plan in accordance with local foreign exchange rules and regulations. Neither the Company, your Employer or any of the Company’s Subsidiaries shall be liable for any fines or penalties resulting from your failure to comply with applicable laws, rules or regulations.

IRELAND

No country specific provisions.

ITALY

No country specific provisions.

JAPAN

No country specific provisions.

Exhibit 10(iii)
MEXICO

1.    Commercial Relationship. You expressly recognize that your participation in the 2011 Plan and the Company’s grant of the PSUs does not constitute an employment relationship between you and the Company. You have been granted the PSUs as a consequence of the commercial relationship between the Company and the Subsidiary in Mexico that employs you, and the Company’s Subsidiary in Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan do not establish any rights between you and the Company’s Subsidiary in Mexico that employs you, (b) the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan are not part of the employment conditions and/or benefits provided by the Company’s Subsidiary in Mexico that employs you, and (c) any modification or amendment of the 2011 Plan by the Company, or a termination of the 2011 Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s Subsidiary in Mexico that employs you.

2.    Securities Law Information. You expressly recognize and acknowledge that the Company's grant of PSUs and the underlying Shares under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the 2011 Plan, the Terms and Conditions and any other document relating to the PSUs may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

3.    Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the 2011 Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the 2011 Plan in accord with the terms and conditions of the 2011 Plan, the Terms and Conditions, and this Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the 2011 Plan at any time and without any liability. The value of the PSUs is an extraordinary item of compensation outside the scope of your employment contract, if any. The PSUs are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Subsidiary in Mexico that employs you.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

NETHERLANDS

1.    Waiver of Termination Rights. As a condition to the grant of the PSUs, you hereby waive any and all rights to compensation or damages as a result of the termination of your employment with the Company and your Employer for any reason whatsoever, insofar as those rights result or may

Exhibit 10(iii)
result from (a) the loss or diminution in value of such rights or entitlements under the 2011 Plan, or (b) you ceasing to have rights under or ceasing to be entitled to any awards under the 2011 Plan as a result of such termination.

2.    Tax Deferral Upon Retirement. Unless you otherwise elect by contacting Stryker no later than April 29, 2022, you hereby agree that upon Retirement eligibility, the PSUs shall not become taxable until the date of settlement when Shares are actually delivered or otherwise made available.

NEW ZEALAND

1.    WARNING. You are being offered PSUs to be settled in the form of shares of Stryker Corporation common stock. If the Company runs into financial difficulties and is wound up, you may lose some or all your investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to this offer because it is an offer made under the Employee Share Scheme exemption. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. You should ask questions, read all documents carefully, and seek independent financial advice before accepting the offer. The Company’s Shares are currently traded on the New York Stock Exchange under the ticker symbol “SYK” and Shares acquired under the 2011 Plan may be sold through this exchange. You may end up selling the Shares at a price that is lower than the value of the Shares when you acquired them. The price will depend on the demand for the Company's Shares. The Company’s most recent annual report (which includes the Company’s financial statements) is available at http://phx.corporate-ir.net/phoenix.zhtml?c=118965&p=irol-irhome. You are entitled to receive a copy of this report, free of charge, upon written request to the Company at STOCKPLANADMINISTRATION@STRYKER.COM.

POLAND

No country specific provisions.

PORTUGAL

No country specific provisions.

PUERTO RICO

No country specific provisions.

ROMANIA

No country specific provisions.

RUSSIA

1.    IMPORTANT EMPLOYEE NOTIFICATION. You may be required to repatriate certain cash amounts received with respect to the PSUs to Russia as soon as you intend to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to you through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Under the Directive N 5371-U of the Russian Central Bank (the “CBR”), the repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply. You should contact your personal advisor to ensure compliance with the applicable exchange control requirements prior to vesting in the PSUs and/or selling the Shares acquired pursuant to the PSUs.
2.    SECURITIES LAW NOTIFICATION. The grant of PSUs and the issuance of Shares upon vesting are not intended to be an offering of securities with the Russian Federation, and the Terms and

Exhibit 10(iii)
Conditions, the 2011 Plan, this Addendum and all other materials that you receive in connection with the grant of PSUs and your participation in the 2011 Plan (collectively, “Grant Materials”) do not constitute advertising or a solicitation within the Russian Federation. In connection with your grant of PSUs, the Company has not submitted any registration statement, prospectus or other filing with the Russian Federal Bank or any other governmental or regulatory body within the Russian Federation, and the Grant Materials expressly may not be used, directly or indirectly, for the purpose of making a securities offering or public circulation of Shares within the Russian Federation. Any Shares acquired under the 2011 Plan will be maintained on your behalf outside of Russia. Moreover, you will not be permitted to sell or otherwise alienate any Shares directly to other Russian legal entities or individuals.

3.    EXCHANGE CONTROL NOTIFICATION. You are solely responsible for complying with applicable Russian exchange control regulations. Since the exchange control regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the 2011 Plan to ensure compliance with current regulations. As noted, it is your personal responsibility to comply with Russian exchange control laws, and neither the Company nor any Subsidiary will be liable for any fines or penalties resulting from failure to comply with applicable laws.
4.    ANTI-CORRUPTION NOTIFICATION. Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, you should inform the Company if you are covered by these laws as this relates to your acquisition of Shares under the 2011 Plan.
SINGAPORE

1.    Qualifying Person Exemption. The following provision shall replace Section 23 of the Terms and Conditions:

The grant of the PSUs under the 2011 Plan is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The 2011 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that, as a result, the PSUs are subject to section 257 of the SFA and you will not be able to make (a) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the PSUs in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

2.    Director Reporting Notification. If you are a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore company in writing when you receive an interest (e.g., PSUs or Shares) in the Company or any related company. In addition, you must notify the Singapore company when you sell Shares (including when you sell Shares acquired at vesting of the Performance Stock Units). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two business days of becoming a director.

SOUTH AFRICA

1.    Withholding Taxes. In addition to the provisions of Section 13 of the Terms and Conditions, you agree to notify your Employer in South Africa of the amount of any gain realized upon vesting of the PSUs. If you fail to advise your Employer of the gain realized upon vesting of the PSUs, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.

2.    Exchange Control Obligations. You are solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the

Exhibit 10(iii)
Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the 2011 Plan to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its Subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws.

3.    Securities Law Information and Deemed Acceptance of PSUs.  Neither the PSUs nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa.  The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to Section 96 of the Companies Act, the PSU offer must be finalized on or before the 60th day following the grant date.  If you do not want to accept the PSUs, you are required to decline the PSUs no later than the 60th day following the grant date.  If you do not reject the PSUs on or before the 60th day following the grant date, you will be deemed to accept the PSUs.

SOUTH KOREA

No country specific provisions.

SPAIN

1.    Acknowledgement of Discretionary Nature of the 2011 Plan; No Vested Rights. In accepting the PSUs, you acknowledge that you consent to participation in the 2011 Plan and have received a copy of the 2011 Plan. You understand that the Company has unilaterally, gratuitously and in its sole discretion granted PSUs under the 2011 Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, you understand that the PSUs are granted on the assumption and condition that the PSUs and the Shares acquired upon vesting of the PSUs shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above. Thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the PSUs shall be null and void.

You understand and agree that, as a condition of the grant of the PSUs, any unvested PSUs as of the date you cease active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute. You acknowledge that you have read and specifically accept the conditions referred to in the Terms and Conditions regarding the impact of a termination of employment on your PSUs.

BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.

PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 29, 2022 TO STOCKPLANADMINISTRATION@STRYKER.COM.

___________________________________     ______________________________
Employee Signature                Employee Name (Printed)

_____________________
Date

Exhibit 10(iii)
SWITZERLAND

1.    Securities Law Information. Neither this document nor any other materials relating to the RSUs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

1.    Securities Law Notice. The offer of participation in the 2011 Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the 2011 Plan is not a public offer of securities by a Taiwanese company.

THAILAND

No country specific provisions.

TURKEY

1.    Securities Law Information. Under Turkish law, you are not permitted to sell any Shares acquired under the 2011 Plan within Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “SYK” and the Shares may be sold through this exchange.

2.    Financial Intermediary Obligation. You acknowledge that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. You solely are responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.

UNITED ARAB EMIRATES

1.    Securities Law Information. The offer of the PSUs is available only for select Employees of the Company and its Subsidiaries and is in the nature of providing incentives in the United Arab Emirates. The 2011 Plan and the Terms and Conditions are intended for distribution only to such individuals and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the 2011 Plan and the Terms and Conditions, or any other incidental communication materials distributed in connection with the PSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the United Arab Emirates who have any questions regarding the contents of the 2011 Plan and the Terms and Conditions should obtain independent advice.

UNITED KINGDOM

1.    Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 13 of the Terms and Conditions:

Without limitation to Section 13 of the Terms and Conditions, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company, your Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified

Exhibit 10(iii)
the Company and your Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).
2.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with the Company and your Employer for any reason whatsoever and whether or not in breach of contract, insofar as any purported claim to such entitlement arises or may arise from your ceasing to have rights under or to be entitled to vest in the PSUs as a result of such termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the PSUs. Upon the grant of the PSUs, you shall be deemed irrevocably to have waived any such entitlement.

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